Exhibit 99.1

ORION GROUP HOLDINGS REPORTS

THIRD QUARTER 2026 RESULTS

HOUSTON – October 27, 2026 – Orion Group Holdings, Inc. (NYSE: ORN; NYSE TX: ORN) (the “Company” or “Orion”), a leading specialty construction company, today reported its financial results for the third quarter ended September 30, 2026.

Highlights for the quarter ended September 30, 2026

●Revenue of $256.2 million, GAAP net income of $5.5 million, or $0.14 per diluted share, Adjusted EBITDA of $17.9 million, and Adjusted EPS of $0.12 per diluted share
●Booked awards and change orders of $179 million; won positions on two additional U.S. Navy Multiple Award Construction Contracts (“MACC”)
●Reiterated full year 2026 financial guidance

“We delivered a strong third quarter, marked by double-digit revenue growth, expanding profitability and margins, and solid bookings and awards. These results reflect the health of our end markets and our commitment to delivering with predictable excellence,” said Travis Boone, President and Chief Executive Officer of Orion. “We expect this momentum to continue into the fourth quarter, and we are pleased to reiterate our 2026 annual guidance.”

“The Concrete segment delivered an outstanding quarter, highlighted by top- and bottom-line growth with excellent margin expansion benefitted by strong execution. Activity remains robust across mission-critical and large-scale infrastructure markets, supported by our geographic growth, broader site civil services, and a diverse mix of project awards.”

“In Marine, end markets remain strong, and we are actively engaging early on large, complex projects, sharpening our competitive positioning. Our recent selection on two additional U.S. Navy MACC contract vehicles broadens our access to significant federal opportunities. Continued investment in defense, port, and maritime infrastructure reinforces our confidence in Orion’s outlook and our ability to create long-term shareholder value,” concluded Boone.

Third Quarter 2026 Results

	Quarter Ended
Amounts in millions, except per share information	September 30,	September 30,
	2026	2025
Revenue	$256.2	$225.1
GAAP Net Income	$5.5	$3.3
GAAP Earnings Per Share (“EPS”)	$0.14	$0.08
Adjusted EBITDA	$17.9	$13.1
Adjusted EPS	$0.12	$0.09

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Contract revenues of $256.2 million in the third quarter of 2026 increased $31.1 million, or 14%, from $225.1 million in the third quarter of last year. The increase was driven by double-digit growth in both operating segments reflecting highly active projects, disciplined execution, favorable operating conditions, and the acquisition of J.E. McAmis.

Gross profit was $33.1 million in the third quarter of 2026, an increase of $3.3 million, or 11%, from $29.8 million in the third quarter of 2025. The increase was primarily driven by higher revenue volume and increased profitability in our Concrete segment attributable to strong execution, partially offset by Marine close-out benefits in 2025 that did not recur in 2026.

Selling, general and administrative expenses were $24.7 million for the third quarter of 2026, down from $25.1 million in the third quarter of last year.

GAAP net income for the quarter ended September 30, 2026, was $5.5 million, or $0.14 per diluted share, compared to $3.3 million, or $0.08 per diluted share, in the third quarter of last year.

Adjusted EBITDA for the third quarter of 2026 increased 37% to $17.9 million, compared to $13.1 million in the third quarter of 2025.

Backlog

Amounts in millions	September 30,	December 31,
	2026	2025
Marine	$506	$480
Concrete	139	160
Total	$645	$640

Third quarter 2026 backlog included approximately $179 million in new awards. Third quarter Marine awards included a significant wharf repair for the U.S. Navy, the next phase of construction on the North Jetty project, and two projects in Hawaii. Recent Concrete awards included a large concrete paving package, new phases of data center campuses, a college research building, and a water treatment plant.

The Company won positions on two new MACC contract vehicles. The first is on the $9 billion U.S. Navy VENTI MACC, the largest procurement action in Naval Facilities Engineering Systems Command (“NAVFAC”) Northwest's history that encompasses a broad range of major construction projects across the region. The second is on the $700 million NAVFAC Northwest Waterfront MACC that is focused on the construction, repair and modernization of piers, wharves and other critical waterfront infrastructure. These programs are strategically important because they limit the pool of qualified contractors competing for future potential task orders under large federal programs.

Balance Sheet Update

As of September 30, 2026, working capital was $81 million, including unrestricted cash and cash equivalents of $5.7 million. Total debt outstanding was $109 million, with $83 million of outstanding borrowings under the UMB Credit Facility.

FY 2026 Guidance

The following forward-looking guidance reflects the Company’s current expectations and beliefs as of October 27, 2026, and is subject to change. The following statements apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included elsewhere in this press release.

	Estimated Range for Full-Year Ended
	December 31, 2026
Amounts in millions, except per share information and percentages	Low	High	Annual Growth
	Estimate	Estimate	at Midpoint
Revenue	$900	$950	9%
Adjusted EBITDA	$50	$54	15%
Adjusted EPS	$0.23	$0.30	6%
Capital Expenditures	$25	$35	—

Conference Call Details

Orion Group Holdings will host a conference call to discuss the third quarter 2026 financial results at 9:00 a.m. Eastern Time/8:00 a.m. Central Time on Wednesday, October 28, 2026. To participate, please call (844) 481-2994 and ask for the Orion Group Holdings conference call. A live audio webcast of the call will also be available on the Investor Relations section of Orion’s website at https://www.oriongroupholdingsinc.com/investor/ and will be archived for replay.

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its Marine segment and its Concrete segment. The Company’s Marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design and specialty services. Its Concrete segment provides turnkey concrete construction services including place and finish, site prep, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas. The Company’s website is located at: https://www.oriongroupholdingsinc.com.

Backlog Definition

Backlog consists of projects under contract that have either (a) not been started, or (b) are in progress but are not yet complete. The Company cannot guarantee that the revenue implied by its backlog will be realized, or, if realized, will result in earnings or profitability. Backlog can fluctuate from period to period due to the timing and execution of contracts. The typical duration of the Company’s Concrete projects ranges from six to twelve months and Marine projects range from 18 to 24 months. The Company's backlog at any point in time includes both revenue it expects to realize during the next twelve-month period as well as revenue it expects to realize in future years.

Non-GAAP Financial Measures

This press release includes the financial measures “adjusted net income/loss,” “adjusted earnings/loss per share,” “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA margin.”  These measurements are determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”) and are “non-GAAP financial measures” under rules of the U.S. Securities and Exchange Commission, including Regulation G. The non-GAAP financial information may be determined or calculated differently by other companies that use similarly titled measures. By reporting such non-GAAP financial information, the Company does not intend to give such information greater prominence than comparable GAAP financial information. Investors are urged to consider these non-GAAP measures in addition to and not in substitute for measures prepared in accordance with GAAP.

Adjusted net income/loss and adjusted earnings/loss per share should not be viewed as an equivalent financial measure to net income/loss or earnings/loss per share. Adjusted net income/loss and adjusted earnings/loss per share exclude certain items that management believes are one-time items whose timing or amount cannot be reasonably estimated, or items not indicative of core operating performance The Company believes these adjusted financial measures are a useful supplement to earnings/loss calculated in accordance with GAAP.

Orion defines EBITDA as net income/loss before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain items that management believes are one-time items or items whose timing or amount cannot be reasonably estimated, such as non-cash share-based compensation, enterprise resource planning implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for the period by contract revenues for the period. The GAAP financial measure that is most directly comparable to EBITDA and Adjusted EBITDA is net income, while the GAAP financial measure that is most directly comparable to Adjusted EBITDA margin is operating margin, which represents operating income divided by contract revenues. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are used internally to evaluate current operating expense, operating efficiency, and operating profitability on a variable cost basis, by excluding the depreciation and amortization expenses, primarily related to capital expenditures and acquisitions, and net interest and tax expenses. Additionally, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information regarding the Company's ability to meet future debt service and working capital requirements while providing an overall evaluation of the Company’s financial condition. In addition, EBITDA is used internally for incentive compensation purposes. The Company includes EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to provide transparency to investors as they are commonly used by investors and others in assessing performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have certain limitations as analytical tools and should not be used as a substitute for operating margin, net income, cash flows, or other data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, guidance, outlook, assumptions, or goals. In particular, statements regarding our pipeline of opportunities, achievement of strategic priorities, position for growth, financial guidance and future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning financial guidance or future operating results or the future generation of or ability to generate revenues, income, net income, gross profit, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, or cash flow, including to service debt or maintain compliance with debt covenants, and including any estimates, guidance, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward-looking statements also include project award announcements, estimated project start dates, ramp-up of contract activity and exercise of contract options, which may or may not be awarded in the future. Forward-looking statements involve risks, including those associated with the Company's fixed price contracts that impact profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints, and any potential contract options that may or may not be awarded in the future, and are at the sole discretion of award by the customer, integration risk, availability of liquidity, labor availability, labor-cost inflation, subcontractor performance, equipment availability, and supply-chain disruptions. The selection of the Company as one of multiple qualified contractors on MACC contracts may not result in the Company being awarded  work or generating  revenues or profit from any awarded work.   Past performance is not necessarily an indicator of future results. Considering these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2025 Annual Report on Form 10-K, filed on March 4, 2026 which is available on its website at www.oriongroupholdingsinc.com or at the SEC's website at www.sec.gov, and filings and press releases subsequent to such Annual Report on Form 10-K for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contact:

Margaret Boyce

346-278-3762

mboyce@orn.net

Source: Orion Group Holdings, Inc.

Orion Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Contract revenues	$256,152	$225,097	$694,331	$619,037
Costs of contract revenues	223,012	195,345	612,385	540,473
Gross profit	33,140	29,752	81,946	78,564
Selling, general and administrative expenses	24,727	25,059	75,831	70,378
Gain on disposal of assets, net	(108)	(628)	(296)	(1,400)
Operating income	8,521	5,321	6,411	9,586
Other (expense) income:
Interest expense	(2,950)	(2,120)	(6,986)	(7,373)
Other income	290	417	600	761
Other expense, net	(2,660)	(1,703)	(6,386)	(6,612)
Income before income taxes	5,861	3,618	25	2,974
Income tax expense (benefit)	388	317	(5,990)	246
Net income	$5,473	$3,301	$6,015	$2,728

Basic income per share	$0.14	$0.08	$0.15	$0.07
Diluted income per share	$0.14	$0.08	$0.15	$0.07
Shares used to compute income per share
Basic	40,512,146	39,776,096	40,368,555	39,535,151
Diluted	40,518,633	39,787,227	40,385,830	39,544,405

Orion Group Holdings, Inc. and Subsidiaries

Reconciliation of Adjusted Net Income

(In Thousands, Except Per Share Information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$5,473	$3,301	$6,015	$2,728
Adjusting items and the tax effects:
Non-cash share-based compensation	2,094	1,376	5,487	4,018
Enterprise resource planning (“ERP”) implementation	—	301	135	1,131
Severance	21	31	21	608
Process improvement initiatives	—	—	—	138
Acquisition and integration costs	187	—	1,821	—
Amortization of purchased intangibles	471	—	1,256	—
Tax rate of 23% applied to adjusting items(1)	(638)	(393)	(2,006)	(1,356)
Reversal of the impact of valuation allowances	(2,625)	(1,157)	(4,812)	(867)
Adjusted net income	$4,983	$3,459	$7,917	$6,400
Adjusted EPS	$0.12	$0.09	$0.20	$0.16

(1)	Items are taxed discretely using the Company's blended tax rate.

Orion Group Holdings, Inc. and Subsidiaries

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations

(In Thousands, Except Margin Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$5,473	$3,301	$6,015	$2,728
Income tax expense (benefit)	388	317	(5,990)	246
Interest expense, net	2,881	1,914	6,774	6,881
Depreciation and amortization	6,873	5,892	20,264	16,526
EBITDA(1)	15,615	11,424	27,063	26,381
Non-cash share-based compensation	2,094	1,376	5,487	4,018
ERP implementation	—	301	135	1,131
Severance	21	31	21	608
Process improvement initiatives	—	—	—	138
Acquisition and integration costs	187	—	1,821	—
Adjusted EBITDA(2)	$17,917	$13,132	$34,527	$32,276
Adjusted EBITDA margin(2)	7.0%	5.8%	5.0%	5.2%

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, ERP implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is a non-GAAP measure calculated by dividing Adjusted EBITDA by contract revenues.

Orion Group Holdings, Inc. and Subsidiaries

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations by Segment

(In Thousands, Except Margin Data)

(Unaudited)

	For the Three Months Ended September 30, 2026
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$161,193	$94,959	$—	$256,152

Operating income (loss)	12,626	9,387	(13,492)	8,521
Other income	94	—	127	221
Depreciation and amortization	5,509	623	741	6,873
EBITDA(1)	18,229	10,010	(12,624)	15,615
Non-cash share-based compensation	516	260	1,318	2,094
Severance	10	—	11	21
Acquisition and integration costs	—	—	187	187
Adjusted EBITDA(2)	$18,755	$10,270	$(11,108)	$17,917
Adjusted EBITDA margin(2)	11.6%	10.8%		7.0%

	For the Three Months Ended September 30, 2025
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$142,943	$82,154	$—	$225,097

Operating income (loss)	19,444	481	(14,604)	5,321
Other income	100	2	109	211
Depreciation and amortization	4,404	811	677	5,892
EBITDA(1)	23,948	1,294	(13,818)	11,424
Non-cash share-based compensation	303	179	894	1,376
ERP implementation	—	—	301	301
Severance	—	—	31	31
Adjusted EBITDA(2)	$24,251	$1,473	$(12,592)	$13,132
Adjusted EBITDA margin(2)	17.0%	1.8%		5.8%

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, ERP implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is a non-GAAP measure calculated by dividing Adjusted EBITDA by contract revenues.

Orion Group Holdings, Inc. and Subsidiaries

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations by Segment

(In Thousands, Except Margin Data)

(Unaudited)

	For the Nine Months Ended September 30, 2026
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$402,165	$292,166	$—	$694,331

Operating income (loss)	26,908	21,321	(41,818)	6,411
Other income	190	—	198	388
Depreciation and amortization	16,015	2,090	2,159	20,264
EBITDA(1)	43,113	23,411	(39,461)	27,063
Non-cash share-based compensation	1,360	694	3,433	5,487
ERP implementation	—	—	135	135
Severance	10	—	11	21
Acquisition and integration costs	—	—	1,821	1,821
Adjusted EBITDA(2)	$44,483	$24,105	$(34,061)	$34,527
Adjusted EBITDA margin(2)	11.1%	8.3%		5.0%

	For the Nine Months Ended September 30, 2025
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$405,409	$213,628	$—	$619,037

Operating income (loss)	45,427	4,883	(40,724)	9,586
Other income	100	13	156	269
Depreciation and amortization	13,008	2,541	977	16,526
EBITDA(1)	58,535	7,437	(39,591)	26,381
Non-cash share-based compensation	825	403	2,790	4,018
ERP implementation	—	—	1,131	1,131
Severance	—	16	592	608
Process improvement initiatives	—	—	138	138
Adjusted EBITDA(2)	$59,360	$7,856	$(34,940)	$32,276
Adjusted EBITDA margin(2)	14.6%	3.7%		5.2%

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, ERP implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is a non-GAAP measure calculated by dividing Adjusted EBITDA by contract revenues.

Orion Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$6,015	$2,728
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	15,137	10,036
Amortization of right-of-use (“ROU”) operating leases	3,798	6,727
Amortization of ROU finance leases	5,127	6,490
Amortization of deferred debt issuance costs	250	900
Non-cash interest expense on seller note	1,025	—
Deferred income taxes	(6,007)	29
Share-based compensation	5,487	4,018
Gain on disposal of assets, net	(296)	(1,400)
Allowance for credit losses	60	2,449
Change in operating assets and liabilities:
Accounts receivable	32,638	(73,808)
Income tax receivable	(86)	(255)
Inventory	(316)	637
Prepaid expenses and other	2,234	3,958
Contract assets	(52,029)	43,889
Accounts payable	(2,645)	11,550
Accrued liabilities	(5,679)	4,765
Operating lease liabilities	(4,169)	(4,591)
Income tax payable	(43)	(353)
Contract liabilities	(11,223)	(3,509)
Net cash (used in) provided by operating activities	(10,722)	14,260
Cash flows from investing activities:
Proceeds from sale of property and equipment	767	1,732
Purchase of property and equipment	(28,109)	(25,510)
Business acquisition, net cash acquired	(42,871)	—
Net cash used in investing activities	(70,213)	(23,778)
Cash flows from financing activities:
Borrowings on credit facilities	140,000	138,138
Payments on credit facilities	(111,000)	(138,451)
Proceeds from term loan	55,011	—
Payments on term loan	(84)	—
Proceeds from deemed financing obligation	9,723	1,600
Principal payments on deemed financing obligation	(2,556)	(7,463)
Loan costs related to credit facilities	(419)	(323)
Payments of finance lease liabilities	(7,074)	(7,847)
Employee stock plans, net activity	(280)	465
Net cash provided by (used in) financing activities	83,321	(13,881)
Net change in cash, cash equivalents and restricted cash	2,386	(23,399)
Cash, cash equivalents and restricted cash at beginning of period	3,285	28,316
Cash, cash equivalents and restricted cash at end of period	$5,671	$4,917

Orion Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Information)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,671	$1,588
Restricted cash	—	1,697
Accounts receivable:
Trade, net of allowance for credit losses of $3,283 and $3,461, respectively	128,792	175,695
Retainage	65,859	49,194
Income taxes receivable	342	256
Other current	4,611	3,531
Inventory	2,239	2,432
Contract assets	84,205	31,083
Prepaid expenses and other	8,067	12,686
Total current assets	299,786	278,162
Property and equipment, net of accumulated depreciation	137,558	88,210
Operating lease ROU assets, net of accumulated amortization	22,396	20,397
Finance lease ROU assets, net of accumulated amortization	21,709	18,360
Inventory, non-current	6,905	6,395
Other non-current	4,711	3,128
Goodwill	45,076	—
Intangible assets, net of accumulated amortization	6,484	—
Total assets	$544,625	$414,652
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt, net of debt issuance costs	$9,408	$1,789
Accounts payable:
Trade	105,815	107,433
Retainage	2,760	1,699
Accrued liabilities	43,913	31,750
Income taxes payable	154	197
Contract liabilities	43,572	49,104
Current portion of operating lease liabilities	4,316	4,418
Current portion of finance lease liabilities	8,855	7,517
Total current liabilities	218,793	203,907
Long-term debt, net of debt issuance costs	99,360	6,085
Operating lease liabilities	26,565	24,695
Finance lease liabilities	7,899	5,878
Other long-term liabilities	18,847	15,055
Total liabilities	371,464	255,620
Stockholders’ equity:
Accumulated other comprehensive income	509	—
Preferred stock -- $0.01 par value, 10,000,000 authorized, none issued	—	—
Common stock -- $0.01 par value, 50,000,000 authorized, 41,307,485 and 40,612,139 issued; 40,596,254 and 39,900,908 outstanding at September 30, 2026 and December 31, 2025, respectively	413	406
Treasury stock, 711,231 shares, at cost, as of September 30, 2026 and December 31, 2025, respectively	(6,540)	(6,540)
Additional paid-in capital	233,967	226,369
Retained loss	(55,188)	(61,203)
Total stockholders’ equity	173,161	159,032
Total liabilities and stockholders’ equity	$544,625	$414,652

Orion Group Holdings, Inc. and Subsidiaries

Guidance – Adjusted EBITDA Reconciliation

(In Thousands)

(Unaudited)

	Year Ending
	December 31, 2026
	Low Estimate	High Estimate
Net income	$8,079	$12,079
Income tax benefit	(5,400)	(5,400)
Interest expense, net	9,000	9,000
Depreciation and amortization	29,000	29,000
EBITDA(1)	40,679	44,679
Non-cash share-based compensation	7,300	7,300
Acquisition and integration costs	1,800	1,800
ERP implementation	200	200
Severance	21	21
Adjusted EBITDA(2)	$50,000	$54,000

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, acquisition and integration costs, ERP implementation and severance.

Orion Group Holdings, Inc. and Subsidiaries

Guidance – Adjusted EPS Reconciliation

(In Thousands except per share information)

(Unaudited)

	Year Ending
	December 31, 2026
	Low Estimate	High Estimate
Net income	$8,079	$12,079
Adjusting items and the tax effects:
Non-cash share-based compensation	7,300	7,300
Amortization of purchased intangibles	1,800	1,800
Acquisition and integration costs	1,800	1,800
ERP implementation	200	200
Severance	21	21
Tax rate of 23% applied to adjusting items(1)	(2,600)	(2,600)
Reversal of the impact of valuation allowances	(7,440)	(8,340)
Adjusted net income(2)	$9,160	$12,260
Adjusted EPS(2)	$0.23	$0.30

(1)	Items are taxed discretely using the Company's blended tax rate.
(2)	Adjusted net income and Adjusted EPS are non-GAAP measures that represent net income adjusted for non-cash share-based compensation, amortization of purchased intangibles, acquisition and integration costs, ERP implementation and severance.